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                             Amendment to Schedule A
                         To the Selling Group Agreement
                                     Between
                   The Lincoln National Life Insurance Company
                                       and
                     Lincoln Financial Advisors Corporation
                            Effective August 1, 2001

     The following is a list of Contracts that Broker has been granted authority by the Company to sell:

         1.       Lincoln National Life Insurance Company
                  Multi-Fund(R)Variable Annuity Contracts
                  (Lincoln National Variable Annuity Account C)

         2.       Lincoln National Life Insurance Company
                  Variable Universal Life III Contracts
                  (Lincoln Life Flexible Premium Variable Life Account G)

         3.       Lincoln National Life Insurance Company
                  Multi-Fund(R)Variable Life
                  (Lincoln Life Flexible Premium Variable Life Account K)

         4.       Lincoln National Life Insurance Company
                  VUL I
                  VUL(CV)
                  VUL(DB)
                  VUL(CVII)
                  LVUL-MG
                  (Lincoln Life Flexible Premium Variable Life Account M)

         5.       Lincoln National Life Insurance Company
                  Lincoln ChoicePlus
                  Lincoln ChoicePlus Access
                  Lincoln ChoicePlus Bonus
                  Lincoln ChoicePlus II
                  Lincoln ChoicePlus II Access
                  Lincoln ChoicePlus II Bonus
                  Lincoln ChoicePlus II Advance
                  (Lincoln National Variable Annuity Account N)

         6.       Lincoln National Life Insurance Company
                  Group Multi-Fund(R)
                  (Lincoln Life Variable Annuity Account Q)

         7.       Lincoln National Life Insurance Company
                  SVUL
                  (Lincoln Life Flexible Premium Variable Life Account R)


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule A to be executed in its name and behalf by its duly authorized officer specified below.

THE LINCOLN NATIONAL LIFE                 LINCOLN FINANCIAL
INSURANCE COMPANY [COMPANY]               ADVISORS CORPORATION
                                          [BROKER]


By: /s/ Jeffrey K. Dellinger              By: /s/ J. Michael Hemp
-------------------------------------     -----------------------------------
   Jeffrey K. Dellinger                      J. Michael Hemp
   Vice President                            President